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                                                                    Exhibit 1.2

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                                  IMATEC, LTD.

                                       AND

                            A.S. GOLDMEN & CO., INC.


                                -----------------


                                  UNDERWRITER'S

                                WARRANT AGREEMENT


                         Dated as of ____________, 1996

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                  UNDERWRITER'S WARRANT AGREEMENT, dated as of ___________, 1996
[the effective date of the Registration Statement], by and between IMATEC, LTD.,a Delaware corporation (the "Company"), and A.S. GOLDMEN & CO., INC. (the "Underwriter").

                               W I T N E S S T H:

                  WHEREAS, the Company proposes to issue to the Underwriter and/or its designees (the "Holder(s)") warrants (the "Warrants") to purchase up to an aggregate 100,000 shares of common stock, par value $.0001 per share, of the Company (the "Common Stock") and/or up to an aggregate 400,000 redeemable warrants (the "Redeemable Warrants"), each entitling the holder thereof to purchase one share of Common Stock; (the shares of Common Stock and the Redeemable Warrants purchasable pursuant to this Agreement are hereinafter collectively referred to as the "Securities");
                  WHEREAS, the Underwriter has agreed pursuant to the underwriting agreement (the "Underwriting Agreement"), of even date herewith, between the Underwriter and the Company, to act as the underwriter in connection with the Company's proposed initial public offering of up to 1,000,000 shares of Common Stock, and up to 4,000,000 Redeemable Warrants at an initial public offering price of $____ per share of Common Stock and $____ per Redeemable Warrant (the "Initial Public Offering"); and
                  WHEREAS, the Warrants to be issued pursuant to this Agreement will be issued on the Closing Date (as such term is defined in the Underwriting Agreement) by the Company to the Underwriter and/or its designees in consideration for, and as part of the

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Underwriter's compensation in connection with, the Underwriter acting as the underwriter pursuant to the Underwriting Agreement;
                  NOW, THEREFORE, in consideration of the premises, the payment by the Underwriter to the Company of fifty dollars ($50.00), the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
                  1. Grant. The Holder(s) is hereby granted the right to purchase, at any time from ______________, 1997 [the 1st anniversary of the effective date of the Registration Statement] until 5:30 p.m., New York time, on ______________, 2001 [the day before the 5th anniversary of the effective date of the Registration Statement], up to an aggregate 100,000 shares of Common Stock and/or up to an aggregate 400,000 Redeemable Warrants at an initial exercise price (subject to adjustment as provided in Section 8 hereof) of $____ per share of Common Stock [160% of the initial public offering price per share of Common Stock] and $___ per Redeemable Warrant [160% of the initial public offering price per Redeemable Warrant], subject to the terms and conditions of this Agreement. Each Redeemable Warrant is initially exercisable to purchase one additional share of Common Stock at an initial exercise price of $6.50 per share from the date hereof until 5:30 p.m., New York time, on ___________, 1999 [36 months from the effective date of the Registration Statement], at which time the Redeemable Warrants, unless the exercise period of the then outstanding Redeemable Warrants has been extended, shall expire. Except as set forth in
Section 1 and Section 6.1 hereof, the Redeemable Warrants issuable upon exercise of the Warrants are in all respects identical to the Redeemable Warrants being purchased by the

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Underwriter for resale to the public pursuant to the terms and provisions of the
Underwriting Agreement.
                  2. Warrant Certificates. The warrant certificates (the
"Warrant Certificates") representing the right to purchase Warrants delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement.
                  3.  Exercise of Warrant.
                  Section 3.1 Method of Exercise. The Warrants initially are exercisable at an initial exercise price per share of Common Stock and per Redeemable Warrant set forth in Section 6 hereof, payable by certified or official bank check in New York Clearing House funds, subject to adjustment as provided in Section 8 hereof. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as defined in Section 6.2 hereof) for the shares of Common Stock and/or Redeemable Warrants purchased at the Company's principal offices (presently located at 150 East 58th Street, New York, New York 10155) the registered Holder of a Warrant Certificate shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased and/or a certificate or certificates for the Redeemable Warrants so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder(s) thereof, in whole or in part (but not as to fractional shares of the Common Stock and the Redeemable Warrants underlying the warrants). Warrants may be exercised to purchase all or a part of the shares of Common
Stock represented by a Warrant Certificate, all or a part of the Redeemable Warrants represented by a Warrant Certificate, or


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all or a part of the shares of Common Stock, together with an equal or unequal number of the Redeemable Warrants, represented by a Warrant Certificate. In the case of the purchase of less than all the Securities purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Securities purchasable thereunder.
                  Section 3.2 Exercise by Surrender of Warrant. In addition to the method of payment set forth in Section 3.1 and in lieu of any cash payment required thereunder, the Holder(s) of the Warrants shall have the right at any time and from time to time to exercise the Warrants in full or in part by surrendering the Warrant Certificate in the manner specified in Section 3.1 hereof. The number of shares of Common Stock to be issued pursuant to this
Section 3.2 shall be equal to the difference between (a) the number of shares of Common Stock in respect of which the Warrants are exercised and (b) a fraction, the numerator of which shall be number of shares of Common Stock in respect of which the Warrants are exercised multiplied by the Exercise Price and the denominator of which shall be the Market Price (as defined in Section 3.3 hereof) of the Common Stock. The number of Redeemable Warrants to be issued pursuant to this Section 3.2 shall be equal to the difference between (a) the number of Redeemable Warrants in respect of which the Warrants are exercised and
(b) a fraction, the numerator of which shall be the number of Redeemable Warrants in respect of which the Warrants are exercised multiplied by the Exercise Price and the denominator of which shall be the Market Price (as defined in Section 3.3 hereof) of the Redeemable Warrants. Solely for the purposes of this paragraph, Market Price shall be calculated either (i) on the date which the form of election attached hereto is deemed to have


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been sent to the Company pursuant to Section 14 hereof ("Notice Date") or (ii)
as the average of the Market Prices for each of the five trading days preceding the Notice Date, whichever of (i) or (ii) is greater.
                  Section 3.3 Definition of Market Price. As used herein, the phrase "Market Price" at any date shall be deemed to be (i) when referring to the Common Stock, the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading or by the Nasdaq Small Cap Market ("Nasdaq Small Cap"), or, if the Common Stock is not listed or admitted to trading on any securities exchange or quoted by Nasdaq Small Cap, the closing bid price as furnished by the National Association of Securities Dealers, Inc. (the "NASD") through Nasdaq or a similar organization if Nasdaq is no longer reporting such information, or if the Common Stock is not quoted on Nasdaq or a similar organization, as determined in good faith by a resolution of the Board of Directors of the Company, based on the best information available to it, or (ii) when referring to a Redeemable Warrant, the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Redeemable Warrants are listed or admitted to trading or by Nasdaq Small Cap, or, if the Redeemable Warrants are not listed or admitted to trading on any national securities exchange or quoted by Nasdaq Small Cap, the closing bid price as furnished by the NASD through Nasdaq or a similar organization if Nasdaq is no longer reporting such information, or if the Redeemable Warrants are not quoted on Nasdaq or a similar organization, or if the Redeemable Warrants held by the

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public are no longer outstanding, the Market Price of a Redeemable Warrant shall equal the difference between the Market Price of the Common Stock and the Exercise Price of a Redeemable Warrant.
                  4. Issuance of Certificates. Upon the exercise of the Warrants and payment of the Exercise Price therefor, the issuance of certificates for shares of Common Stock and/or Redeemable Warrants or other securities underlying such Warrants, and upon the exercise of the Redeemable Warrants, the issuance of certificates for shares of Common Stock or other securities underlying such Redeemable Warrants shall be made forthwith (and in any event such issuance shall be made within five (5) business days thereafter), without any other charge to the Holder(s) thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder(s) thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder requesting such a transfer and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting such a transfer shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
                  The Warrant Certificates and the certificates representing the shares of Common Stock, the Redeemable Warrants and the other securities for which such Warrant Certificates are exercisable, and the shares of Common Stock or other securities underlying the Redeemable Warrants, shall be executed on behalf of the Company by the manual or

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facsimile signature of the then Chairman or Vice Chairman of the Board of
Directors or the Chief Executive Officer, President or Vice President of the Company, under its corporate seal, and attested to by the manual or facsimile signature of the then Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.
                  5. Restriction on Transfer of Warrants. Each Holder of a Warrant Certificate, by his, her or its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof and that the Warrants may not be sold, transferred, assigned, pledged or hypothecated for a period of one (1) year from the date hereof, except to officers of the Underwriter.
                  6.  Exercise Price.
                  Section 6.1 Initial and Adjusted Exercise Price. Except as otherwise provided in Section 8 hereof, the initial exercise price of each Warrant shall be $__________ per share of Common Stock [160% of the initial public offering price per share of Common Stock] and $__________ per Redeemable Warrant [160% of the initial public offering price per Redeemable Warrant]. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 8 hereof
                  Section 6.2 Exercise Price. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.
                  7.  Registration Rights.
                  Section 7.1 Registration Under the Securities Act of 1933. (a) The Warrants, the shares of Common Stock and Redeemable Warrants or other securities issuable upon exercise

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of the Warrants and the shares of Common Stock or other securities issuable upon exercise of the Redeemable Warrants have not been registered under the Securities Act of 1933, as amended (the "Act"). The Warrants, and, upon exercise in part or in whole of the Warrants, certificates representing the shares of Common Stock and the Redeemable Warrants or other securities underlying the Warrants, and, upon exercise in whole or in part of the Redeemable Warrants, certificates representing the shares of Common Stock or other securities underlying the Redeemable Warrants (all of the foregoing hereinafter collectively referred to as the "Warrant Securities") shall bear a legend substantially similar to the following:
                  The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold except pursuant to (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under the Act relating to the disposition of securities), or
                  (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under the Act is available.
                  Section 7.2 Piggyback Registration. If, at any time commencing after the date hereof and expiring on _____________, 2003 [the day before the 7th anniversary of the date of the closing of the subject public offering], the Company proposes to register any of its securities under the Act (other than in connection with a merger or pursuant to Form S-8, S-4 or comparable registration statement) it will give written notice by registered mail, at least thirty (30) business days prior to the filing of each such registration statement, to the Underwriter and to all Holder(s) of the Warrants and/or the Warrant Securities of its intention to do so. If the Underwriter or other Holder(s) of the Warrants and/or the Warrant Securities notify the Company within twenty (20) business days after receipt of any such notice of its or their desire to include any of such securities in such proposed registration

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statement, the Company shall afford the Underwriter and such Holder(s) of the
Warrants and/or Warrant Securities the opportunity to have any such Warrants and/or Warrant Securities registered under such registration statement.
                  Notwithstanding the provisions of this Section 7.2, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7.2 (irrespective of whether a written request for inclusion of any securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.
                  Section 7.3  Demand Registration.
                  (a) At any time commencing after the date hereof and expiring __________, 2001 [the day before the 5th anniversary of the closing of the subject public offering], the Holder(s) of the Warrants and/or any Warrant Securities representing a "Majority" (calculated in accordance with Section 7.4(m) hereof) of such securities shall have the right (which right is in addition to the registration rights under Section 7.2 hereof), exercisable by written notice to the Company, to have the Company prepare and file with the Securities and Exchange Commission (the "Commission"), on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Underwriter and Holder(s), in order to comply with the provisions of the Act, so as to permit a public offering and sale of their respective Warrants and Warrant Securities for nine (9) consecutive months by such Holder(s) and any other Holder(s) of the Warrants and/or Warrant Securities who notify the Company within ten (10) days after receiving notice from the Company of such request.

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                  (b) The Company covenants and agrees to give written notice of any registration request under this Section 7.3 (whether such request is made pursuant to Section 7.3(a) or Section 7.3(c) hereof) by any Holder(s) to all other registered Holder(s) of the Warrants and the Warrant Securities within ten
(10) days from the date of the receipt of any such registration request.
                  (c) In addition to the registration rights under Section 7.2 and Section 7.3(a), at any time commencing after the date hereof and expiring ____________, 2001 [the day before the 5th anniversary of the closing of the subject public offering], any Holder(s) of Warrants and/or Warrant Securities shall have the right, exercisable by written request to the Company, to have the Company prepare and file with the Commission, on one occasion, a registration statement so as to permit a public offering and sale for nine (9) consecutive months by any such Holder(s) of its or their Warrants and/or Warrant Securities; provided, however, that the provisions of Section 7.4(b) hereof shall not apply to any such registration request and all costs incident thereto shall be at the expense of the Holder(s) making such request.
                  (d) Notwithstanding anything to the contrary contained herein, if the Company shall not have filed a registration statement for the Warrants and the Warrant Securities within the time period specified in Section 7.4(a) hereof pursuant to the written notice specified in Section 7.3(a) hereof of the Holder(s) of a Majority of the Warrants and/or the Warrant Securities, the Company, at its option (and with written notice of the election to such effect of all Holder(s) of the Warrants and/or the Warrant Securities), may repurchase
(i) any and all Securities at the higher of the Market Price per share of Common Stock and per Redeemable Warrant, determined as of (x) the date of the notice sent pursuant to Section

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7.3(a) hereof or (y) the expiration of the period specified in Section 7.4(a)
hereof and (ii) the other securities, if any, issuable upon exercise of the Warrants and the Redeemable Warrants at a price agreed upon by the Company and a Majority of the Holder(s) of the Warrants and all such other securities. If the Company elects the repurchase option, the repurchase shall be in immediately available funds and shall close within two (2) days after the later of (i) the expiration of the period specified in Section 7.4(a) hereof or (ii) the delivery of the written notice of election specified in this Section 7.3(d).
                  Section 7.4 Covenants of the Company With Respect to Registration. In connection with any registration under Section 7.2 or Section
7.3 hereof, the Company covenants and agrees as follows:
                  (a) The Company shall use its best efforts to file a registration statement within thirty (30) days of receipt of any demand there or, shall use its best efforts to have any registration statements declared effective at the earliest possible time, and shall furnish each Holder(s) desiring to sell Warrants and/or Warrant Securities such number of prospectuses as shall reasonably be requested.
                  (b) The Company shall pay all costs (excluding fees and expenses of Holder(s)' counsel and any underwriting or selling commissions or other charges of any broker-dealer acting on behalf of Holder(s)), fees and expenses in connection with all registration statements filed pursuant to Sections 7.2 and 7.3(a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses. If the Company shall fail to comply with the provisions of Section 7.4(a), the Company shall, in addition to any other equitable or other relief available to the Holder(s),

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be liable for any and all incidental or special damages sustained by the
Holder(s) requesting registration of its or their Warrants and/or Warrant Securities.
                  (c) The Company will take all necessary action which may be required in qualifying or registering the Warrants and the Warrant Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction.
                  (d) The Company shall indemnify the Holder(s) of the Warrants and the Warrant Securities to be sold pursuant to any registration statement and each person, if any, who controls such Holder(s) within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise arising from such registration statement but only to the same extent and with the same effect as the provisions contained in Section 7 of the Underwriting Agreement pursuant to which the Company has agreed to indemnify the Underwriter.
                  (e) The Holder(s) of the Warrants and Warrant Securities to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any

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of them may become subject under the Act, the Exchange Act or otherwise arising from information furnished by or on behalf of such Holder(s), or their successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 7 of the Underwriting Agreement pursuant to which the Underwriter has agreed to indemnify the Company.
                  (f) Nothing contained in this Agreement shall be construed as requiring the Holder(s) to exercise its or their Warrants or Redeemable Warrants prior to the initial filing of any registration statement or the effectiveness thereof.
                  (g) The Company shall not permit the inclusion of any securities other than the Warrants and the Warrant Securities to be included in any registration statement filed pursuant to Section 7.3 hereof, or permit any other registration statement to be or remain effective during the effectiveness of a registration statement filed pursuant to Section 7.3 hereof, without the prior written consent of the Holder(s) of the Warrants and the Warrant Securities representing a Majority of such securities.
                  (h) The Company shall furnish to each Holder participating in the offering and to each underwriter, if any, a signed counterpart, addressed to such Holder(s) and underwriter(s), of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement,

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in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.
                  (i) The Company shall as soon as practicable after the effective date of the registration statement, and in any event within fifteen
(15) months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least twelve (12) consecutive months beginning after the effective date of the registration statement.
                  (j) The Company shall deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and the managing underwriters copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or the rules of the NASD. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder(s) shall reasonably request.

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                  (k) The Company shall enter into an underwriting agreement with the managing underwriters selected for such underwriting by Holder(s) of a Majority of the Warrants and the Warrant Securities requested to be included in such underwriting. Such agreement shall be satisfactory in form and substance to the Company, a Majority of such Holder(s) and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriters. The Holder(s) shall be parties to any underwriting agreement relating to an underwritten sale of their Warrants and/or Warrant Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holder(s). Such Holder(s) shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holder(s) and their intended methods of distribution.
                  (l) In addition to the Warrants and the Warrant Securities, upon the written request therefor by Holder(s) of the Warrants and the Warrant Securities representing a Majority of such securities, the Company shall include in the registration statement any other securities of the Company held by such Holder(s) as of the date of filing of such registration statement, including, without limitation, restricted shares of Common Stock, options, warrants or any other securities convertible into shares of Common Stock.
                  (m) For purposes of this Agreement, the term "Majority" in reference to the Holder(s) of Warrants or Warrant Securities shall mean in excess of fifty percent (50%) of the then outstanding Warrants or Warrant Securities (assuming the exercise of all the

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Warrants) that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family or persons acting as nominees or in conjunction therewith or (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act.
                  8. Adjustments to Exercise Price and Number of Shares.
                  Section 8.1 Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price for the Common Stock shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.
The provisions of this Section 8.1 shall be applicable to successive subdivisions and combinations.
                  Section 8.2 Stock Dividends and Distributions. In case the Company shall pay a dividend in, or make a contribution of, shares of Common Stock or of any capital stock of the Company convertible into Common Stock, the Exercise Price for the Common Stock shall forthwith be proportionately decreased. An adjustment made pursuant to this Section 8.2 shall be made as of the record date for the subject stock dividend or distribution.
                  Section 8.3 Adjustment in Number of Shares. Upon each adjustment of the Exercise Price for the Common Stock pursuant to the provisions of Section 8.1 or Section 8.2 hereof, the number of shares of Common Stock issuable upon the exercise of the Warrants at the adjusted exercise price for the Common Stock shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

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                  Section 8.4 Definition of Common Stock. For the purpose of this Agreement, the term "Common Stock" shall mean (a) the class of stock designated as Common Stock in the charter of the Company, as in effect on the date hereof, or (b) any other class of stock resulting from any change or reclassification of such Common Stock consisting solely of a change or changes in par value, or from par value to no par value, or from no par value to par value.
                  Section 8.5 Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation other than a consolidation or merger which does not result in any reclassification or change of the outstanding shares of Common Stock or other securities issuable upon exercise of the Warrants), or in the case of any sale or conveyance to another person or entity of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such consolidation, merger, sale or conveyance, the Company, or such successor or purchasing entity, as the case may be, shall execute and deliver to the Holder(s) a supplemental warrant agreement providing that the Holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger by a holder of the number of shares of Common Stock of the Company for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or conveyance. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in this Section 8. The above provision of this Section 8.5 shall similarly apply to successive consolidations, mergers, sales or conveyances.

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                  Section 8.6 No Adjustment of Exercise Price in Certain Cases.
No adjustment of the Exercise Price shall be made if the amount of said adjustment shall be less than two cents ($.02) per share of Common Stock; provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least two cents ($.02) per share of Common Stock.
                  9. Exchange and Replacement of Warrant Certificates. Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder(s) at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Securities in such denominations as shall be designated by the Holder(s) thereof at the time of such surrender.
                  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.
                  10. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock, Redeemable Warrants or other securities underlying the Warrants upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock, Redeemable Warrants or other securities underlying the Warrants.
                  11. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants and the Redeemable Warrants, such number of shares of Common Stock as shall be issuable upon the exercise thereof. The Company shall at all times reserve and keep available, solely for the purpose of issuance Upon the exercise of the Warrants and the Redeemable Warrants, any other securities underlying the Warrants and the Redeemable Warrants. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price for the shares of Common Stock or other securities underlying the Warrants, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable, not subject to the preemptive or similar rights of any shareholder and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that, upon exercise of the Redeemable Warrants underlying the Warrants and payment of the exercise price for the shares of Common Stock or other securities underlying the Redeemable Warrants, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable, not subject to the preemptive or similar rights of any shareholder and free from all taxes, liens and charges with respect to the issuance thereof. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants and the Redeemable Warrants and all Redeemable Warrants underlying the Warrants to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock or the Redeemable Warrants issued in the Initial Public Offering may then be listed and/or quoted on the Nasdaq Stock Market.
                  12. Notices to Warrant Holder(s). Nothing contained in this Agreement shall be construed as conferring upon the Holder(s) the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of Directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:
                           (a) the Company shall take a record of the holders of
                  its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or
                           (b) the Company shall offer to all the holders of its
                  Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or
                           (c) a dissolution, liquidation or winding up of the
                  Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event to the Holder(s) at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to receive such dividend, distribution, additional shares, convertible or exchangeable securities, options, rights, warrants or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any additional shares or any convertible or exchangeable securities, options, rights, warrants or subscription rights, or any proposed dissolution, liquidation, winding up or sale.
                  13.  Redeemable Warrants.
                  The form of the certificate representing Redeemable Warrants (and the form of election to purchase shares of Common Stock upon the exercise of Redeemable Warrants and the form of assignment printed on the reverse thereof) shall be as set forth in Exhibit A to that certain Warrant Agreement, of even date herewith, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the "Redeemable Warrant Agreement"). Each Redeemable Warrant issuable upon exercise of the Warrants shall evidence the right to initially purchase one fully paid and non-assessable share of Common Stock at an initial purchase price of $6.50 per share from the date of issuance of such Redeemable Warrant until 5:30 p.m. New York time on ______________ __, 1999 [36 months from the effective date of the Registration Statement], at which time the Redeemable Warrants, unless the exercise period has been extended, shall expire. The exercise price of the Redeemable Warrants and the number of shares of Common Stock issuable upon the exercise of the Redeemable Warrants are subject to adjustment, whether or not the Warrants have been exercised and the Redeemable Warrants have been issued, in the manner and upon the occurrence of the events set forth in Section 8 of the Redeemable Warrant Agreement, which is hereby incorporated herein by reference and made a part hereof as if set forth in its entirety herein. Subject to the provisions of this Agreement and upon issuance of the Redeemable Warrants underlying he Warrants, each registered holder of a Redeemable Warrant shall have the right to purchase from the Company (and the Company shall issue to such registered holders) up to the number of fully paid and non-assessable shares of Common Stock underlying a Redeemable Warrant (subject to adjustment as provided herein and in the Redeemable Warrant Agreement), free and clear of all preemptive rights of shareholders, provided that such registered holder complies with the terms governing the exercise of the Redeemable Warrants, as set forth in the Redeemable Warrant Agreement, and pays the applicable exercise price, determined in accordance with the terms of the Redeemable Warrant Agreement. Upon exercise of the Redeemable Warrants, the Company shall forthwith issue to the registered holder of any such Redeemable Warrant, in his name or in such name as may be directed by him, certificates for the number of shares of Common Stock so purchased. Except as otherwise provided in Section 1 and Section 6.1 hereof, the Redeemable Warrants underlying the Warrants shall be governed in all respects by the terms of the Redeemable Warrant Agreement. The Redeemable Warrants shall be transferable in the manner provided in the Redeemable Warrant Agreement, and upon any such transfer, a new Redeemable Warrant Certificate shall be issued promptly to the transferee. The Company covenants to, and agrees with, the Underwriter and the Holder(s) that, without the prior written consent of the Underwriter and the Holder(s) of a Majority of the Warrants and the Warrant Securities, the Redeemable Warrant Agreement will not be modified amended, cancelled, altered or superseded, and that the Company will send to the Underwriter and each Holder(s), irrespective of whether or not the Warrants have been exercised, any and all notices required by the Redeemable Warrant Agreement to be sent to holders of the Redeemable Warrants.
                  14.  Notices.
                  All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:
                           (a) If to the registered Holder(s) of the Warrants,
                  to the address of such Holder(s) as shown on the books of the Company; or
                           (b) If to the Company, to the address set forth in
                  Section 3.1 hereof or to such other address as the Company may designate by notice to the Holder(s).
                  15. Supplements and Amendments. The Company and the Underwriter may from time to time supplement or amend this Agreement without the approval of any Holder of a Warrant Certificate (other than the Underwriter) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Underwriter may deem necessary or desirable and which the Company and the Underwriter deem shall not adversely affect the interests of the Holder(s) of Warrant Certificates.

                  16. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holder(s) and their respective successors, assigns and representatives.
                  17. Termination. This Agreement shall terminate at the close of business on ____________, 2003 [the day before the 7th anniversary hereof]. Notwithstanding the foregoing, the indemnification provisions of Section 7 shall survive such termination until the close of business on _______________, 2009 [the day before the 13th anniversary hereof].
                  18. Governing Law; Submission to Jurisdiction. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of the State of New York without giving effect to the rules of such State governing the conflicts of laws.
                  The Company, the Underwriter and the Holder(s) hereby agree that any action, proceeding or claim arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The Company, the Underwriter and the Holder(s) hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any process or summons to be served upon any of the Company, the Underwriter and the Holder(s) (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to the address set forth in
Section 14 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company, the Underwriter and the Holder(s) agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.
                  19. Entire Agreement; Modification. This Agreement (including the Underwriting Agreement to the extent portions thereof are referred to herein) and the Redeemable Warrant Agreement contain the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.
                  20. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.
                  21. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended to be, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.
                  22. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or entity other than the Company and the Underwriter and any other registered Holder(s) of the Warrant Certificates or Warrant Securities any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company and the Underwriter and any other Holder(s) of the Warrant Certificates or Warrant Securities.

                  23. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

[SEAL]                                      IMATEC, LTD.



                                            By:_____________________________
                                            Name:  Dr. Hanoch Shalit
                                            Title: Chief Executive Officer

Attest:


---------------------------



                                            A.S. GOLDMEN & CO., INC.



                                            By:____________________________
                                            Name:  Stuart Winkler
                                            Title: Vice President

                                                                      EXHIBIT A

                          [FORM OF WARRANT CERTIFICATE]

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO
(i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS
CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT
AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
               5:30 P.M., NEW YORK TIME, __________________, 2001

No. W-__


                               WARRANT CERTIFICATE

                  This Warrant Certificate certifies that ______________, or registered assigns, is the registered holder of Warrants to purchase initially, at any time from ______________, 1997 [the 1st anniversary of the effective date of the Registration Statement] until 5:30 p.m. New York time on _________________, 2001 [the day before the 5th anniversary of the effective date of the Registration Statement] ("Expiration Date"), up to 100,000 fully-paid and non-assessable shares of common stock, par value $.0001 per share (the "Common Stock"), of IMATEC, LTD., a Delaware corporation (the "Company"), and/or up to an aggregate 400,000 redeemable warrants (the "Redeemable Warrants"), the shares of Common Stock and the Redeemable Warrants are referred to herein individually as a "Security" and collectively as the "Securities") (each Redeemable Warrant initially entitling the holder thereof to purchase one fully-paid and non-assessable share of Common Stock), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $____ per share of Common Stock [160% of the initial public offering price per share of Common Stock] and $____ per Redeemable Warrant [160% of the initial public offering price per Redeemable Warrant], upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, or by surrender of this Warrant Certificate in lieu of cash payment, but subject to the conditions set forth herein and in the warrant agreement dated as of _____________, 1996 [the effective date of the Registration Statement], by and between the Company and A.S. Goldmen & Co., Inc. (the "Warrant

Agreement"). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House Funds payable to the order of the Company.

                  No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.

                  The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

                  The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon shall, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

                  Upon due presentment for registration of transfer of this warrant certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate the right to purchase a like number of Securities shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

                  Upon the purchase of less than all of the Securities purchasable pursuant to this Warrant Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing the right to purchase the remaining Securities.

                  The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                  All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of _______________________, 1996

                                       IMATEC, LTD.



[SEAL]                                 By:______________________________
                                       Name:  Dr. Hanoch Shalit
                                       Title: Chief Executive Officer

Attest:


-----------------------------

             [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.1]

                  The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase:

[ ]  _______________________  shares of Common Stock;

[ ]  _______________________  Redeemable Warrants; or

[ ]  _______________________  shares of Common Stock together with an equal number of Redeemable Warrants.



                              CHECK APPROPRIATE BOX

                  _____________ and herewith tenders in payment for such Securities a certified or official bank check payable in New York Clearing House Funds to the order of Imatec, Ltd. in the amount of $_____, all in accordance with the terms hereof. The undersigned requests that certificates for such securities be registered in the name of

------------------------------------------------------------------------------
whose address is

------------------------------------------------------------------------------
and that such certificates be delivered to

------------------------------------------------------------------------------
whose address is

------------------------------------------------------------------------------


Dated:                    Signature
                                   -------------------------------------------
                          (Signature must conform in all respects to name of holder as specified on the face of the Warrant
                          Certificate.)

                          ----------------------------------------------------
                          (Insert Social Security or Other Identifying Number of Holder(s))

             [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.2]

                  The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase:

[ ] _______________________  shares of Common Stock;

[ ] _______________________  Redeemable Warrants; or

[ ] _______________________  shares of Common Stock together with an equal number of Redeemable Warrants.



                              CHECK APPROPRIATE BOX

                  in accordance with the terms of Section 3.2 of the Underwriter's Warrant Agreement, dated as of _____________, 1996, by and between Imatec, Ltd. and A.S. Goldmen & Co., Inc. The undersigned requests that certificates for such securities be registered in the name of

------------------------------------------------------------------------------
whose address is

------------------------------------------------------------------------------
and that such certificates be delivered to

------------------------------------------------------------------------------
whose address is

------------------------------------------------------------------------------


Dated:                     Signature
                                    ------------------------------------------
                           (Signature must conform in all respects to name of holder as specified on the face of the Warrant
                           Certificate.)

                           ---------------------------------------------------
                           (Insert Social Security or Other Identifying Number of Holder(s))

                              [FORM OF ASSIGNMENT]

                (To be executed by the registered holder if such
              holder desires to transfer the Warrant Certificate.)


     FOR VALUE RECEIVED ____________ here sells, assigns and transfers unto



------------------------------------------------------------------------------
                  (Please print name and address of transferee)


this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:                 Signature
                                ----------------------------------------------
                       (Signature must conform in all respects to name of holder as specified on the face of the Warrant
                       Certificate.)

                       -------------------------------------------------------
                       (Insert Social Security or Other Identifying Number of Holder(s))